Exhibit 10.15

AMENDMENT NUMBER ONE TO
EXECUTIVE AGREEMENT

THIS FIRST AMENDMENT TO THE EXECUTIVE AGREEMENT (this “Amendment”) is made as of December 31, 2013 by and among Bankrate, Inc.  (the “Company”) and Kenneth S. Esterow.

WITNESSETH:

WHEREAS, the parties to this Amendment (the “Parties”) are the parties to an Executive Agreement dated September 3, 2013 (the “Executive Agreement”), and desire to amend the Executive Agreement as set forth herein.

NOW, THEREFORE, the Parties agree as follows:

1.  Position.   The reference to “Senior Vice President and Chief Operating Officer” in Section 1  of the Executive Agreement is, effective as of January 1, 2014, replaced by a reference to “President and Chief Executive Officer,” it being understood that references to the Effective Date in the Executive Agreement shall continue to refer to September 9, 2013.   The second sentence of Section 2(A) of the Executive Agreement is, effective as of January 1, 2014, restated to read as follows:  “Executive shall report to the Board (as defined below).”

2.Good Reason.  Section 8(F)(2) of the Executive Agreement is hereby deemed to be of no further effect.

3.  Miscellaneous.  This Amendment may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement.  Except as expressly amended hereby, the terms and conditions of the Executive Agreement shall remain in full force and effect.  This Amendment shall be governed by and construed in accordance with governing law and dispute resolution provisions of the Executive Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed the foregoing Amendment.

BANKRATE, INC.

By:/s/ Edward J. DiMaria
Name:Edward J. DiMaria
Title:Senior Vice President, Chief Financial Officer

/s/ Kenneth S. Esterow
Kenneth S. Esterow